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                                                                    EXHIBIT 10.5
                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (the "Agreement"), dated as of May 1, 1998, between Artificial Life, Inc., a Delaware corporation, with its principal office at Four Copley Place, Suite 102, Boston, Massachusetts, 02116 (the "Company"), and Klaus Kater, an individual residing at 80 South Road, Ashby, Massachusetts 01431, (the "Employee").

         WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the Company and the Employee hereby agree as follows:

         SECTION 1.        Employment; Employment Period.

         (a) The Company hereby agrees to employ the Employee, and the Employee hereby accepts such employment by the Company as the Company's Chief Technology Officer for the period commencing on the date hereof (the "Commencement Date") and continuing until terminated in accordance with the terms hereof (the "Employment Period"). The Employment Period shall be at least eighteen (18) months unless terminated earlier pursuant to the termination provisions set forth in Section 5.

         (b) The Employee shall report directly to the Chief Executive Officer of the Company and shall have the responsibilities, duties and authority commensurate with the position of Chief Technology Officer of the Company, and shall engage in such other services and responsibilities as may be prescribed by the Chief Executive Officer of the Company or his designees from time to time, including, but not limited to, sales, marketing and advertising activities.

         (c) The principal location at which the Employee will perform his duties will be the Company's principal office currently located at the address first set forth above.

         (d) The Employee shall devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of the interests of the Company; however, provided that the Employee gives prior notice to and receives prior written consent from the Company, which consent shall not unreasonably be withheld, nothing herein shall be construed as preventing the Employee from engaging in other business activities not prohibited by Section 8(a) hereof. In pursuing these activities, the Employee shall not use the assets of the Company, shall not make representations on behalf of the Company, and shall have no authority to bind or act as agent for the Company or its employees for any purpose.

         SECTION 2.        Salary; Bonus; Expenses.

         (a) During the Employment Period, the Company will pay a salary to the Employee (the "Base Salary"), payable in substantially equal installments in accordance with the Company's

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payroll practices for its employees as in effect from time to time. The Base
Salary shall initially be at the annual rate of One Hundred Thousand Dollars ($100,000.00) per annum. Commencing on January 1, 1999, the Base Salary will be reviewed at least annually by the Company's Chief Executive Officer at the time that the Company reviews the salaries of its other employees and may be adjusted upward at such time in the discretion of the Chief Executive Officer.

         (b) In each year during the Employment Period, the Employee shall be entitled to participate in bonus and incentive programs as in effect for employees of the Company from time to time.

         (c) The Employee shall be reimbursed by the Company for reasonable travel, entertainment, lodging, meal and other business expenses incurred by the Employee in connection with performing his services hereunder in accordance with the Company's policies as in effect from time to time.

         SECTION 3. Equity Participation. In each year during the Employment Period, the Employee shall be entitled to participate in all stock option plans and equity participation plans as the Company may make available to its employees from time to time. It is agreed that the Employee shall receive stock options on May 1, 1999 with a value of $25,000, provided he is still employed by the Company on that date. The value of the stock options shall be based on the difference between the exercise price and the fair market value of the Company's Common Stock on May 1, 1999.

         SECTION 4. Benefits; Vacations. In connection with the Employee's employment hereunder, the Employee will be entitled during the Employment Period to the following additional benefits:

         (a) At the Company's expense such fringe benefits as the Company may provide from time to time for its employees, including, without limitation, family health insurance coverage and life insurance coverage (the "Fringe Benefits"); and

         (b) Vacation time in each calendar year determined in accordance with the Company's vacation policies for its employees as in effect from time to time, prorated in any calendar year during which the Employee is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year for which he is so employed. The Employee shall also be entitled to all paid holidays and personal days given by the Company to its employees.

         SECTION 5.        Termination.

         (a) Termination by the Company. The Employee's employment may be terminated at any time (i) by the Company for Cause (as hereinafter defined) by a notice to the Employee, specifying the Cause therefor, such notice to be effective immediately unless otherwise stated in such notice, which date of effectiveness shall be the Termination Date therefor, (ii) by the Company without Cause at any time after the expiration of eighteen (18) months from the Commencement Date, by notice to the Employee, effective sixty (60) days after the date of such notice or as the Employee and the Company may otherwise agree, which date of effectiveness shall be the Termination Date therefor, (iii) upon the death of the Employee, or (iv) for the Disability (as hereinafter defined) of the Employee in accordance with Paragraph 5(c).

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         (b) Definition of Cause. For purposes of this Agreement, the term
"Cause" shall mean (i) the engaging by the Employee in intentional misconduct which is injurious to the Company monetarily or otherwise, (ii) the material violation by the Employee of any provision of this Agreement, (iii) the conviction of the Employee of a felony by a court of competent jurisdiction or
(iv) the commission by the Employee of any act of fraud or embezzlement relating to the property of the Company and/or the services provided hereunder. In making any determination that Cause exists under this Paragraph 5(b), the Board of Directors shall act fairly and in utmost good faith and shall give the Employee an opportunity to appear and be heard at a meeting of the Board of Directors or any committee thereof.

         (c) Termination upon Disability. If the Employee becomes disabled during the Employment Period so that he is unable to perform his obligations hereunder for reasons involving physical or mental illness or physical injury
(i) for a period of one hundred eighty (180) consecutive days or (ii) for any periods aggregating one hundred eighty (180) days or more in any twelve (12) consecutive month period ("Disability"), then the term of the Employee's employment hereunder may be terminated by the Company within sixty (60) days after the expiration of said one hundred eighty (180) day period or periods aggregating one hundred eighty (180) days, as the case may be, said termination to be effective upon written notice to the Employee, which date shall be the Termination Date therefor. Any determination that the Employee is totally disabled such that he is unable to perform his obligations hereunder for reasons involving physical or mental illness or physical injury shall be determined by the Company's Board of Directors, acting in good faith, such determination to be final and binding upon the parties hereto.

         (d) Termination by the Employee. The Employee's employment may be terminated by him at any time after eighteen (18) months from the Commencement Date (i) by written notice to the Company, which notice shall be effective sixty
(60) days after the giving of such notice, or earlier if the Company so elects, which date shall be the Termination Date therefor, or (ii) by written notice for Good Reason (as hereinafter defined), effective upon giving such notice, which date shall be the Termination Date therefor. As used herein, "Good Reason" shall mean any of the following:

                  (i) The Company's removal of the Employee from the position of Chief Technology Officer of the Company, provided that such failure is not in connection with a termination of the Employee's employment hereunder by the Company in accordance with Paragraph 5(a);

                  (ii) A material diminution by the Company of the Employee's authority, functions, duties or responsibilities as Chief Technology Officer of the Company, provided that such material diminution is not in connection with a termination of the Employee's employment hereunder in accordance with Paragraph 5(a), and provided further that the Employee shall provide any notice of termination pursuant to this
         Section 5(d)(ii) within one hundred and eighty (180) days of when the Employee becomes aware of such diminution;

                  (iii) A Change of Control (as hereinafter defined), by means of a sale by the Company of substantially all of its assets in which the purchaser does not assume the

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         obligations and liabilities of the Company under this Agreement or by means of liquidation or dissolution of the Company, provided that the Employee shall provide any notice of termination pursuant to this
         Section 5(d)(iii) within one hundred and eighty (180) days of such Change of Control; or

                  (iv) A failure by the Company to comply with any material provision of this Agreement which failure has not been cured within thirty (30) days after notice of such non-compliance has been given by the Employee to the Company, provided that the Employee shall provide any notice of termination pursuant to this Section 5(d)(iv) within one hundred and eighty (180) days after the end of such thirty (30) day period.

         (e)      Severance Compensation.

                  (i) In the event the Employee's employment hereunder is terminated by a notice given by the Company without Cause or by the Employee for Good Reason, the Employee shall be entitled to payment of severance pay by means of the continuation of the payment by the Company of the Employee's Base Salary and Fringe Benefits at the rate in effect on the applicable Termination Date for a period of six (6) months after the applicable Termination Date.

                  (ii) If the Employee voluntarily terminates his employment hereunder for other than a Good Reason, or if the employment of the Employee hereunder is terminated either by the death or Disability of the Employee, the Employee (or his estate) shall continue to be entitled to payment of accrued compensation as provided in Section 5(f) and shall also be entitled to payment for, or to take, any vacation days that have accrued as of the applicable Termination Date. Any such payment shall be made within a reasonable time after the applicable Termination Date.

                  (iii) In the event the Company terminates the Employee's employment hereunder for Cause, the Employee shall be entitled to no further compensation, bonus or Fringe Benefits under this Agreement after the applicable Termination Date.

         (f) Accrued Compensation. In the event of any termination of the Employee's employment for any reason, the Employee (or his estate) shall be paid such portions of his Base Salary as have accrued by virtue of his employment during the period prior to termination and have not yet been paid, together with the amount of any bonus earned and awarded to the Employee that has not yet been paid and any amounts for expense reimbursement which have been properly incurred or which the Company has become obligated to pay in accordance with the provisions hereof prior to termination and have not yet been paid. Such amounts shall be paid within a reasonable time after the Termination Date. For the purposes of this Section 5(f), if termination of the Employee's employment is by the Company for Cause or by the Employee without a Good Reason the bonus earned and awarded shall not include the accrued pro rata portion of any bonus that would have been earned if such termination had not occurred and if such termination is for any other reason the bonus earned and awarded shall include the accrued pro rata portion of any bonus that would have been earned if such termination had not occurred.

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         SECTION 6. Effect of Change of Control. In the event of a Change of
Control (as hereinafter defined (i) this Agreement shall survive the Change of Control, and (ii) any options held by the Employee to purchase securities of the Company shall become fully vested and exercisable. As used herein, a "Change of Control" means that any of the following events has occurred:

         (a) The stockholders or the Board of Directors shall have approved any consolidation or merger of the Company pursuant to which the holders of the Company's shares of Common Stock immediately prior to such merger or consolidation would not be the holders immediately after such merger or consolidation of at least 51% of the voting power entitled to be cast at elections for Directors of the Company;

         (b) The stockholders or the Board of Directors shall have approved any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

         (c) The liquidation or dissolution of the Company or the Company ceasing to do business.

FOR PURPOSES OF SECTIONS 7 AND 8 HEREIN, THE TERM "COMPANY" SHALL INCLUDE ALL OF THE COMPANY'S DIRECT OR INDIRECT SUBSIDIARIES, IF ANY.

         SECTION 7.  Confidentiality and Proprietary Information.

         (a) Acknowledgment of the Employee. The Employee acknowledges that (i) the Company has developed and will develop its Proprietary Information (defined below) and Intellectual Property (defined below) over a substantial period of time and at a substantial expense, and its Proprietary Information and Intellectual Property are integral to the goodwill of the Company, (i) during the Employment Period, the Employee may develop or become aware of Proprietary Information and/or Intellectual Property, and (iii) protection of the Proprietary Information and Intellectual Property is necessary to conduct the Company's business, and the Company is and shall at all times remain the sole owner of the Company's Proprietary Information and Intellectual Property.

         (b) Confidentiality. The Employee shall at all times, both during and after any termination of the Employment Period, maintain in confidence and not utilize the Proprietary Information or the Intellectual Property of the Company, and/or technology or proprietary information of others under confidential evaluation by the Company, except in performing services for the Company pursuant to the Employee's employment. Maintaining such Proprietary Information and Intellectual Property in confidence shall include refraining from disclosing such Proprietary Information or Intellectual Property to any third party (except when appropriate for the furtherance of the business of the Company or when duly and specifically authorized to do so), and refraining from using such Proprietary Information or Intellectual Property for the account of the Employee or for any other person or business entity. The Employee will not file patents based on the Company's technology or confidential information, nor seek to make improvements thereon,

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without the Company's written approval. The Employee agrees not to make any copies of the Proprietary Information or Intellectual Property of the Company (except when appropriate for the furtherance of the business of the Company or when duly and specifically authorized to do so) and promptly upon request, whether during or after the period of employment by the Company, to return to the Company any and all originals and copies of documentary, machine-readable or other elements or evidence of any such Proprietary Information, Intellectual Property and other information of any kind relating to the present or potential business of the Company that may be in the Employee's possession or under the Employee's control.

         (c) Rights to Inventions and Intellectual Property. In connection with the Employee's employment by the Company, whether or not the Employee is then retained by the Company, the Employee may, alone or with others, during working hours and otherwise and by use of the Company's facilities or otherwise, produce, develop, create, invent, conceive or reduce to practice Inventions (defined below) and Intellectual Property related to the business of the Company. The Employee shall maintain and furnish to the Company complete and current records of all such Inventions and Intellectual Property and disclose to the Company in writing any such Inventions and Intellectual Property. The Employee agrees that all such Inventions and Intellectual Property conceived and/or reduced to writing, drawings or practice during the Employment Period or within six (6) months of the termination of the Employment Period are and shall be the exclusive property of the Company, and that the Company may use or pursue them without restriction or additional compensation. The Employee (i) hereby assigns, sets over and transfers to the Company all of the Employee's right, title and interest in and to such Inventions and Intellectual Property, (ii) agrees that Employee and the Employee's agents shall, during and after the period the Employee is retained by the Company, cooperate fully in obtaining patent, trademark, service mark, copyright or other proprietary protection for such Inventions and Intellectual Property, all in the name of the Company (but at Company expense), and, without limitation, shall execute all requested applications, assignments and other documents in furtherance of obtaining such protection or registration and confirming full ownership by the Company of such Inventions and Intellectual Property, and (iii) shall, upon leaving the Company, provide to the Company in writing a full, signed statement of all Inventions and Intellectual Property in which Employee participated prior to termination of the Employee's employment by the Company. The Employee hereby designates the Company as the Employee's agent, and grants to the Company a power of attorney with full substitution, which power of attorney shall be deemed coupled with an interest, for the purposes of effecting the foregoing assignments from the Employee to the Company.

         (d) Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

         "Intellectual Property" means any Invention, writing, trade name, trademark, service mark or any other material registered or otherwise protected or able to be protected under state, federal, or foreign patent, trademark, copyright, or similar laws.

         "Inventions" means ideas, discoveries, inventions, developments and improvements, whether or not reduced to practice and whether or not patentable or otherwise within the definition of Intellectual Property.

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         "Proprietary Information" means any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, Inventions belonging to the Company and confidential information obtained by or given to the Company about or belonging to its suppliers, licensors, licensees, partners, affiliates, customers, potential customers or others. The definition of "Proprietary Information" herein shall not include any information (i) which is in the public domain, provided such information is not in the public domain as a consequence of disclosure by the Employee in violation of this Agreement, (ii) which becomes available to the Employee on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis or (c) which was on or before that date of employment in any capacity or before the date of this Agreement in the Employee's possession as evidenced by the Employee's written records or independently developed by the Employee after termination of the Employee's employment without utilization of confidential information gained from the Company.

         SECTION 8.        Non-Competition and Non-Solicitation.

         (a) Non-Competition Covenant. The Employee covenants and agrees that during the Restricted Covenant Period (as defined below), the Employee shall not, whether for the Employee's own account or for any other person or organization other than the Company, (i) manage, operate, control, assist (directly or indirectly), or participate in the management, operation or control of, or (ii) serve as a Director, officer, partner, employee or consultant of, or own more than five percent of the outstanding voting securities of any enterprise which, within the Restricted Area (as that term is defined below), is engaged in any business competitive with the business engaged in by the Company prior to the time that the Employee's employment is terminated or set forth in a written strategic plan adopted by the Board of Directors or the Board's Employee Committee in good faith of which the Employee has knowledge prior to such termination.

         (b) Non-Solicitation of Employees. The Employee further agrees that during the Restricted Covenant Period the Employee will not knowingly, directly or indirectly, (a) solicit the employment of any employee of the Company who was such at any time during the last twelve (12) months of the Employee's employment with the Company, or (b) induce any employee of the Company to leave the employ of the Company, unless in each case the Employee obtains the prior written consent of the Company.

         (c) Definitions. For the purposes of this Section 8, the term "Restricted Covenant Period" shall mean the period commencing on the date hereof and terminating on the later of: (a) the termination of the Employee's employment or (b) the end of any period during which the Employee is paid his Base Salary pursuant to Section 5(e). For the further purposes of this Section 5, the term "Restricted Area" shall mean the United States and Europe.

         SECTION 9. Remedies. Without intending to limit the remedies which may be available to the Company, the Employee acknowledges that any breach by the Employee of any of the provisions of this Agreement may result in material irreparable injury to the Company for which

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there is no adequate remedy at law, that it will not be possible to measure damages for such injury precisely, and that, in the event of such a breach or a threat thereof, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company, to equitable relief, including injunctive relief, and to payment by the Employee of all costs incurred by the Company in enforcement against the Employee of the provisions of this Agreement, including reasonable attorneys' fees. The Employee further acknowledges and agrees that, in addition to the remedies that the Company may seek and obtain pursuant to this Section 9, the period during which the covenants contained in this Agreement apply shall be extended by any periods during which the Employee is in violation of any of such covenants.

         SECTION 10. Additional Representations of the Employee. The Employee represents and warrants to the Company that the Employee is not bound by the provisions of any agreement with a current or former employer which would prohibit or limit the Employee's ability to render services to the Company as herein provided. The Employee also represents to the Company that he will not disclose to the Company, or use for the benefit of the Company, any trade secrets or confidential information now or hereafter in the possession of the Employee which is the property of any other party, provided, however, that the Employee will make every diligent effort to use all information which is at his disposal and which is not subject to enforceable confidentiality agreements to aid the Company in achieving its goals.

         SECTION 11. Disclosures Regarding Employment. The Employee acknowledges that the Company may, during the course of his employment hereunder or thereafter, receive inquiries concerning the Employee's character, fitness or performance as an employee. The Employee authorizes the Company to release to any person or organization making such inquiry such information concerning the Employee's character, fitness or performance as an employee and agrees to indemnify and to hold the Company harmless from any liability whatsoever arising from the Company's disclosure of such information.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing, and shall be either (i) delivered by hand, (ii) sent by overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid (a) if to the Employee, at his residence address first set forth above, and (b) if to the Company, at its principal office as first set forth above, or to such other persons or addresses as the parties hereto may specify by a written notice in accordance with this Section 11 from time to time. All notices and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party as set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the fifth (5th) business day following the day such mailing is made, except in any case for a notice of a change of address, which will not be effective until receipt.

         Section 13. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this

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Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         SECTION 14. Headings. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement.

         SECTION 15. Agreement Complete; Amendments. This Agreement, together with the Confidentiality Agreement, represents the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may not be amended, supplemented, canceled or discharged except by a written instrument executed by both of the parties hereto, provided, however, that the immediately foregoing provision shall not prohibit the termination of rights and obligations under this Agreement which termination is made in accordance with the terms of this Agreement.

         SECTION 16. Severability. If any provision of this Agreement shall be deemed invalid or unenforceable as written, this Agreement shall be construed, to the greatest extent possible, or modified, to the extent allowable by law, in a manner which shall render it valid and enforceable and any limitation on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be a part thereof. No invalidity or unenforceability of any provision contained herein shall affect any other portion of this Agreement.

         SECTION 17. Benefit and Binding Nature; Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties hereto. The Employee may not assign or transfer any or all of his rights or obligations under this Agreement. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company's business by means of a Change of Control or otherwise or to any affiliate of the Company, defined as a person which, directly or indirectly, controls or is controlled by or is under common control with the Company.

         SECTION 18. Governing Law. This Agreement will be governed and construed in accordance with the law of the Commonwealth of Massachusetts without giving effect to the conflicts of law principles thereof.

         SECTION 19. Jurisdiction. The parties agree that in the event of any dispute or claim arising out of or in connection with this Agreement, they will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction in the Commonwealth of Massachusetts, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy.

         SECTION 20. Survival. The provisions of Sections 6 through 22 shall survive the termination of the Employee's employment as continuing and separate agreements between the parties.

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         SECTION 21. Interpretation. The Company and the Employee each acknowledge and agree that this Agreement has been reviewed and negotiated by such party and its or his counsel, who have contributed to its revision, and the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it.

         SECTION 22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one agreement.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                       ARTIFICIAL LIFE, INC.



                                              By:      /s/ Eberhard Schoneburg
                                                       ________________________
                                                       Eberhard Schoneburg
                                                       Chief Executive Officer



                                                       EMPLOYEE

                                                       /s/ Klaus Kater
                                                       ________________________
                                                       Klaus Kater





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